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                                                                     Exhibit 5.1

           [Letterhead of Buchanan Ingersoll Professional Corporation]

                                December 13, 2002

Board of Directors
Valley National Gases Incorporated
67 43rd Street
Wheeling, WV  26003

Ladies and Gentlemen:

      We have acted as special counsel to Valley National Gases Incorporated, a Pennsylvania corporation (the "Corporation"), in connection with the issuance of up to 650,000 shares of the Corporation's Common Stock, $.001 par value per share (the "Shares") pursuant to the terms of the 1997 Stock Option Plan, as amended (the "Plan").

      In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation (as amended and restated) of the Corporation, the Bylaws of the Corporation, the relevant corporate proceedings of the Corporation authorizing the issuance of the Shares pursuant to the Plan, the Registration Statement on Form S-8 covering the registration of the Shares (the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that upon the effectiveness of the Registration Statement and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

      The opinions expressed herein are limited to the law of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any other law.

      We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      BUCHANAN INGERSOLL
                                                      PROFESSIONAL CORPORATION


                                                      By:  /s/ Mary Ann Dunham
                                                         -----------------------
                                                            Mary Ann Dunham